Exhibit 21

                                  SUBSIDIARIES

Name of Subsidiary             State of Incorporation    Percentage of Ownership
------------------             ----------------------    -----------------------

Atlantic Capital Funding       Maryland                           100%
Corporation

SBM Securities I, LLC          Delaware                           100%